SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the registrant [X]
Filed by a party other than the registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of Commission Only
(as permitted by Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                            Analytical Surveys, Inc.
                            ------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of filing fee (Check the appropriate box):
[ X ] No filing fee required.
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
          1)  Title of each class of securities to which transaction applies:

          --------------------------------------------------------------
          2)  Aggregate  number  of  securities  to  which  transaction applies:

          --------------------------------------------------------------

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          --------------------------------------------------------------

          4) Proposed maximum aggregate value of transaction:

          --------------------------------------------------------------

          5) Total fee paid:

          --------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                            Analytical Surveys, Inc.
                            941 North Meridian Street
                           Indianapolis, Indiana 46204

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                February 16, 2000

         Notice is hereby given that an Annual Meeting of Shareholders of Analytical Surveys, Inc. ("Company" or "ASI"), a Colorado corporation, will be held on February 16, 2000 at 3:30 p.m. MST at the Antlers Adam's Mark Hotel, 4 South Cascade Avenue, Colorado Springs, Colorado. The purpose of the Annual Meeting is to:

                  Elect six Directors to serve until the next Annual Meeting of the Shareholders and until the election and qualification of their respective successors;

            2. Ratify the selection of KPMG LLP as the independent auditors for the Company for the fiscal year ending September 30, 2000; and

            3. Act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

         The Company's Board of Directors has fixed the close of business on January 6, 2000, as the record date for determining those shareholders who will be entitled to notice of and to vote at the Annual Meeting.

         Representation of at least a majority of all outstanding shares of common stock of the Company is required to constitute a quorum. Accordingly, it is important that your stock be represented at the meeting.

         A Proxy Statement explaining the matters to be acted upon at the meeting is enclosed. Also enclosed is a copy of our Annual Report for the fiscal year ended September 30, 1999.

         Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card and return it in the enclosed envelope. Your proxy may be revoked at any time prior to the time it is voted.

                                        By Order of the Board of Directors

                                        /s/  Vincent J. Otto
                                        --------------------
                                        Vincent J. Otto
                                        Secretary/Treasurer

         January 14, 2000

                            Analytical Surveys, Inc.
                            941 North Meridian Street
                           Indianapolis, Indiana 46204

                                 PROXY STATEMENT

                         Annual Meeting of Shareholders
                         to be held on February 16, 2000


     This Proxy Statement is submitted with the Notice of the Annual Meeting of Shareholders of Analytical Surveys, Inc. ("Company" or "ASI") to be held on February 16, 2000 at 3:30 p.m. MST at Antlers Adam's Mark Hotel, 4 South Cascade Avenue, Colorado Springs, Colorado.

         The purpose of the Annual Meeting is to:

         1. Elect six Directors to serve until the next Annual Meeting of the Shareholders and until the election and qualification of their respective successors;

         2. Ratify the selection of KPMG LLP as the independent auditors for the Company for the fiscal year ending September 30, 2000; and

         3. Act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Each of the foregoing proposals is described in more detail in this Proxy Statement.


                    Proxies and Voting At the Annual Meeting


         This solicitation of proxies is made on behalf of the Board of Directors of the Company (the "Board of Directors" or the "Board").

         The Proxy Statement and the proxies solicited hereby are being first sent or delivered to shareholders of the Company beginning on or about January 14, 1999.

         The expenses of the solicitation of proxies for the meeting will be paid by the Company. Employees of the Company may communicate with shareholders to solicit their proxies. Brokers, banks and others holding stock in their names, or in names of nominees, may request and forward copies of the proxy solicitation material to beneficial owners and seek authority for execution of proxies, and the Company will reimburse them for their expenses in so doing at the rates approved by the New York Stock Exchange.

         The holders of record of the Company's common stock at the close of business on January 6, 2000, will be entitled to notice of, and to vote at, the meeting. Each share of common stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the meeting. There are no cumulative voting rights. Please specify your choices by marking the appropriate boxes on the enclosed proxy card and signing it.

         In the election of directors, the six nominees who receive the highest number of votes cast are elected to the Board of Directors. All other matters submitted at the meeting will be determined by a majority of the votes cast. Shares represented by proxies that are marked "withhold authority" with respect to the election of one or more nominees for election as directors, proxies which are marked "abstain" on other proposals and proxies that are marked to deny discretionary authority on other matters will not be counted in determining the number of votes cast for such matters. If no directions are given and the signed proxy card is returned, the shares will be voted in favor of the election of all listed nominees, in favor of the ratification of the selection of KPMG LLP as the independent auditors of the Company, and at the proxies' discretion on any other matter that may properly come before the meeting. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers (so-called "broker non-votes"), those shares will be counted for the purpose of determining if a quorum is present but will not be included as votes cast and, therefore, will have no effect on the vote. Shareholders voting by proxy may revoke that proxy at any time before it is voted at the meeting by delivering to the Company a proxy bearing a later date or by attending in person and casting a ballot.

         On the record date, January 6, 2000, there were 6,953,190 shares of common stock outstanding and entitled to vote. The presence in person or by proxy of at least a majority of the outstanding shares will constitute a quorum.

     YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED PROXY CARD PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.

                              Election of Directors
                             (Item 1 on Proxy Card)

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES

         The Board of Directors has determined that effective at the Annual Meeting the number of Directors of the Company shall be six. Each Director will serve until the next Annual Meeting of Shareholders or until a qualified successor is elected. All of the nominees are presently Directors of the Company. We will vote your shares as specified on the enclosed proxy card. If you do not specify how you want your shares voted, we will vote them FOR the election of all the nominees named below. If any such person should be unable to serve or become unavailable for any reason, or if a vacancy should occur before the election (which events are not anticipated), we will vote your shares FOR such other person or persons as shall be determined by the persons named in the Proxy in accordance with their judgment. The nominees have provided the following information about themselves as of December 12, 1999.

         Sidney V. Corder, 57, has been the President of the Company since August 1990 and the Chief Executive Officer since 1993. He has served as a director of the Company since November 1992 and has been the Chairman of the Board of the Company since March 1997. From 1979 until joining the Company in 1990, Mr. Corder was employed by Cubic Corporation, a design/build manufacturer of electronic systems and products, serving in various capacities including as Vice President of Operations and as President of its Western Data division.

         Willem H. J. Andersen, 58, has served as a director of the Company since October 1995. Since November 1998 he has served as CEO of Intermezzo Systems, Inc., a software development company in the hospitality industry. From February 1995 to November 1998, he was a consultant with A&S Consulting Ltd. From 1992 to February 1995, he served as President and Chief Executive Officer of Comlinear Corporation, a subsidiary of National Semiconductor Corporation. From 1970 until his retirement in 1992, Mr. Andersen held various positions with a number of divisions of Phillips N.V. of the Netherlands, including President and Chief Executive Officer of Laser Magnetic Storage International Company, a North American Phillips company.

         Dr. Robert H. Keeley, 58, has served as a director of the Company since December 1992. Since September 1992, Dr. Keeley has been the El Pomar Professor of Business Finance at the College of Business and Administration, University of Colorado at Colorado Springs, where he also is associated with the Colorado Institute for Technology Transfer and Implementation. Dr. Keeley also currently serves on the boards of directors of Simtek Corporation, a developer of high-performance nonvolatile semiconductor memories, and of several private companies.

         Richard P. MacLeod, 62, has served as a director of the Company since December 1987. From May 1985 until his retirement in April 1997, Mr. MacLeod was President of the United States Space Foundation, a private foundation. He served 24 years in the U.S. Air Force, most recently as Chief of Staff, North American Aerospace Defense Command, and as the first Air Force Space Command Chief of Staff.

         Sol C. Miller, 62, has served as a director of the Company since August 1997. He was a co-founder of MSE Corporation and was Chairman of the Board from 1960 until its acquisition by the Company in July 1997. He is the president of SCM Real Estate Development Corporation.

         Dr. James T. Rothe, 56, has served as a director of the Company since December 1987. Dr. Rothe has been a Professor of Business at the College of Business and Administration, University of Colorado at Colorado Springs since August 1986, where he served as Dean until June 1994. Since 1988, Dr. Rothe has been a principal in Phillips- Smith Specialty Retail, Inc., a venture capital firm. He is a director of Medlogic Global Corporation, which develops medical devices for the wound-management market. He is a director of NeoCone, LLC, an information technology company. He is also a trustee of the Janus Funds.

         John A. Thorpe, 65, the founder of ASI, has served as a director of the Company since February 1981. Mr. Thorpe has decided to retire at the end of his term which expires at the Annual Meeting.

                               Board of Directors

         Director Compensation

         Non-employee "outside" directors receive an annual retainer of $6,500, plus a fee of $2,000 per meeting of the Board of Directors and $1,500 for each meeting of a Committee of the Board that does not occur on the same day as a Board meeting. Chairpersons of committees receive an additional annual fee of $3,000 for serving as committee chair. Directors who are also employees of the Company do not receive any additional compensation for their service as directors.

         Outside directors also participate in the Analytical Surveys, Inc. 1993 Non-Qualified Stock Option Plan. Under this plan, each year for the life of the plan each outside director is granted options to purchase 9,000 shares of Company common stock at an exercise price equal to the fair market value at the date of grant.

         Mr. Miller also received an annual consulting fee as a consultant to the Company. In the initial agreement, such fee was $150,000 per year beginning July 1997 for one year, plus medical benefits. In July 1998, the agreement was extended to July 1999 and the fee was reduced to $100,000, plus medical benefits. In addition, the Company paid premiums on a life insurance policy payable to his designated beneficiaries. The amounts paid by the Company pursuant to these arrangements in fiscal 1999 were $84,165. Mr. Miller's consulting services were concluded with the July 1999 expiration of the agreement.


         Directors' Meetings and Committees

         The Board of Directors met six times during the fiscal year. Each Director attended at least 75 percent of the aggregate number of meetings of the Board of Directors and each committee of which he is a member.

         The Compensation Committee is chaired by Richard P. MacLeod with Messrs. Andersen, Keeley and Rothe as members. The Compensation Committee reviews and recommends to the Board salary and incentive compensation, including bonus, stock options and restricted stock for the Chief Executive Officer; reviews and approves the salaries and incentive compensation for all corporate officers and senior executives; and advises the Board with respect to the incentive compensation to be allocated to employees. The Compensation Committee does not include any employees or former or current officers of the Company. The Compensation Committee met three times during fiscal 1999.

         The Audit Committee is chaired by Robert H. Keeley, with Messrs. Andersen, MacLeod and Rothe as members. The Audit Committee recommends the appointment of the Company's independent accountants; reviews the scope and results of the audit plans of the independent accountants and the internal auditors; oversees the scope and adequacy of the Company's internal accounting control and record-keeping systems; reviews non-audit services to be performed by the independent accountants; and determines the appropriateness of fees for audit and non-audit services performed by the independent accountants. The Audit Committee met once during fiscal 1999.

         There is no nominating committee of the Board.

         The Executive Committee of the Board of Directors is chaired by James
T. Rothe, with Messrs. Corder and Miller as members.

                               Executive Officers

         The following is certain information concerning the executive officers of the Company, as of December 12, 1999, based on information furnished by them.

         Sidney V. Corder
         Chairman of the Board, President and Chief Executive Officer
              Biographical information concerning Mr. Corder is set forth under the heading "Election of Directors."

          John J. Dillon, 40
          Chief Administrative Officer
              Mr. Dillon has been the Chief Administrative Officer of the Company since July 1997. From January 1997 until its acquisition by the Company in July 1997, Mr. Dillon was Senior Vice President of MSE Corporation. From July 1993 until January 1997, Mr. Dillon served as the Director of the Indiana State Lottery. From January 1993 until July 1993 he served as a legislative liaison to the Governor of Indiana.

          Timothy A. Gregory, 41
          Chief Marketing Officer
              Mr. Gregory has been Chief Marketing Officer since November 1998. From 1989 until joining the Company in November 1998 Mr. Gregory served in various marketing positions of increasing responsibility with Ernst & Young LLP, most recently as Director, National Marketing. Prior to that he held various positions with IBM Corporation between 1983 and 1989.

         David O. Hicks, 39
         Chief Technical Officer
              Mr. Hicks has been Chief Technical Officer since August 1998. From 1993 until joining the Company in August 1998 Mr. Hicks served in various positions of increasing responsibility at GeoGraphix Incorporated, a developer of Unix-based software applications for the oil and gas industry, most recently as Senior Vice President, Product Development. Prior to that he held various positions with Sierra Geophysics Incorporated between 1990 and 1993 and with Exxon Company USA between 1985 and 1990.

         Vincent J. Otto, 40
         Chief Financial Officer and Secretary/Treasurer
              Mr. Otto has been Chief Financial Officer and Secretary/Treasurer of the Company since October 1999. From May 1996 to April 1999, Mr. Otto served as Executive Vice President and Chief Financial Officer of The USA Group, Inc., an Indiana based originator and servicer of government guaranteed student loans. Prior to that, Mr. Otto served in various financial and strategic capacities with several public companies and start-up operations including American Equity Investment Life Insurance Company and Younkers, Inc., a regional department store chain. Mr. Otto began his career with Ernst & Young LLP. Mr. Otto is a Certified Public Accountant.

                             Executive Compensation

                           Summary Compensation Table

         This table sets forth a summary of certain information regarding the compensation of Sidney V. Corder, the Chief Executive Officer of the Company and the three other executive officers and two former executive officers whose salary and bonus exceeded $100,000 during fiscal 1999 (the "named executive officers") for the fiscal years ended September 30, 1999, 1998, and 1997.

                                                                                                              Long
                                                                                                              Term
                                                                                                            Compensa-
                                                                                                              tion
                                                                       Annual Compensation                   Awards
                                                           ------------------------------------------        ------
          Name and                                                                       Other Annual        Stock       All Other
         Principal                                          Salary           Bonus      Compensation(1)    Options(2)  Compensation
          Position                              Year          $                $              $               (#)            $
         ----------                             ---        -------         ---------    -------------      ----------  -------------
Sidney V. Corder ........................       1999       298,461             --            --                --         10,917(4)
   Chairman of the Board, ...............       1998       239,393          656,040          --            200,000         9,470
   President and ........................       1997       203,769          398,750        50,000(3)        50,000         8,643
  Chief Executive Officer
John J. Dillon ..........................       1999       174,647             --            --                --          2,087(5)
   Chief Administrative .................       1998       149,950          171,820          --             60,000         2,695
   Officer ..............................       1997         N/A              N/A            --               N/A           N/A
Timothy A. Gregory ......................       1999       150,384(6)        75,000        50,000(3)           --            --
   Chief Marketing ......................       1998         N/A              N/A            --             25,000           --
   Officer ..............................       1997         N/A              N/A            --
David O. Hicks ..........................       1999       135,000           50,000          --                --          2,582(7)
   Chief Technical Officer ..............       1998         N/A              N/A            --
                                                1997         N/A              N/A            --
Randal J. Sage(8) .......................       1999       213,513             --            --                --          3,910(9)
   Executive Vice .......................       1998       188,248          203,060          --             60,000         2,527
   President ............................       1997         N/A              N/A            --               N/A           N/A
Scott C. Benger(10) .....................       1999       145,898             --            --               --           2,364(11)
   Senior Vice President- ...............       1998       162,527          249,920        50,000(3)        90,000         3,886
   Finance ..............................       1997       123,154          203,000          --             41,000         2,608

(1) Certain perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total amounts reported in the Salary and Bonus columns in any of the fiscal years reported, except as indicated.
(2) Long term compensation consists only of stock options. There were no grants of restricted stock or payments from other long term incentive plans, therefore columns for "Restricted Stock Awards" and "LTIP Payouts" are omitted.
(3) Paid as reimbursement for expenses incurred in connection with moving to Indianapolis, Indiana.
(4) Other  compensation  for  fiscal  1999  includes  $6,016 in life  insurance premiums and employer's matching contributions to the 401(k) Incentive Savings Plan of $4,901.
(5) Other compensation for fiscal 1999 includes employer's matching contributions to the 401(k) Incentive Savings Plan of $2,087.
(6) Mr. Gregory began employment with the Company on November 2, 1998. Accordingly, salary information included in the table represents only salary from that date through September 30, 1999.
(7) Other compensation for fiscal 1999 includes employer's matching contributions to the 401(k) Incentive Savings Plan of $2,582.
(8) Mr. Sage served as an executive officer during a portion of fiscal 1999.
(9) Other compensation for fiscal 1999 includes employer's matching contributions to the 401(k) Incentive Savings Plan of $3,910.
(10)Mr. Benger served as an executive officer during a portion of fiscal 1999.
(11)Other compensation for fiscal 1999 includes employer's matching contributions to the 401(k) Incentive Savings Plan of $2,364.

                        Option Grants in Last Fiscal Year

         This table sets forth certain information with respect to grants made by the Company of stock options to the named executive officers during fiscal 1999. No stock appreciation rights ("SARs") were granted to the named executive officers during fiscal 1999.

                                                                                        Potential Realizable
                                                                                    Value(2) At Assumed Annual
                                     % of Total                                    Rates of Stock Appreciation
                                     Options to       Exercise                             for Option Term
                       Options       Employees          Price       Expiration      -------------------------------
        Name          Granted(1)   in Fiscal Year      ($/sh)          Date         5% ($)                 10% ($)
        ----          ----------   --------------      ------          ----         --------             ----------
Sidney V. Corder             --
John J. Dillon               --
Timothy A. Gregory         25,000       9.7             25.13         11/2/08        395,024              1,001,069
David O. Hicks               --
Randal J. Sage               --
Scott C. Benger              --

(1) All options vest as follows: 25% at six months; 25% at one year; 25% at two years; and 25% at three years after date of grant.
(2) "Potential Realizable Value" is calculated based on the assumption that the price of the common stock will appreciate at the rates shown. The 5% and 10% assumed rates are mandated by the rules of the Securities Exchange Commission and do not reflect the Company's estimate or projection of future stock prices. Actual gains, if any, realized upon future exercise of these options will depend on the actual performance of the common stock and the continued employment of the named executive officer through the vesting period of the option.

                 Aggregated Option Exercises in Last Fiscal Year
                            and FY-End Option Values
         This table provides certain information regarding the exercise of stock options by the named executive officers during fiscal 1999, and the number and value of unexercised stock options at September 30, 1999. The "value of unexercised stock options" is based on the difference between the option exercise price and $15.75, the closing price per share of common stock on September 30, 1999 multiplied by the number of shares underlying the option. As of that date, no SARs were outstanding.

Name                                                  Number of Unexercised          Value of Unexercised In-the
----                                                  Securities Underlying               Money Options
                      Shares           Value          Options at FY-End (#)               at FY-End ($)
                     Acquired on      Realized     ---------------------------      --------------------------
                     Exercise (#)       ($)        Exercisable   Unexercisable      Exercisable  Unexercisable
                     ------------    ---------     -----------   -------------      -----------  -------------
Sidney V. Corder        69,500       1,492,926        160,000      112,500            208,133        34,375
John J. Dillon           5,875          71,969         35,437       35,438             10,874        10,876
Timothy A.                  --              --          6,250       18,750                 --            --
Gregory
David O. Hicks              --              --         12,500       12,500                 --            --
Randal J. Sage              --              --         96,982       52,328            133,964        44,656
Scott C. Benger          4,500         124,469        120,250       55,250            471,611        27,063

Option Repricing

         The table below sets forth certain information concerning the repricing of stock options held by any executive officer of the Company which occurred December 11, 1998. Further explanation concerning these repricings is included in the Report of the Compensation Committee below.

                                                                                                                 Length of
                                                                                                                  Original
                                                                                                                   Option
                                    Securities          Market Price                                                Term
                                    Underlying          of Stock at        Exercise Price          New           Remaining
                                      Options             Time of            at Time of         Exercise         at Date of
          Name          Date       Repriced (#)        Repricing ($)        Repricing ($)       Price ($)        Repricing
          ----          ----       ------------        -------------        -------------       ---------        ---------
Sidney V. Corder      12/11/98        200,000              25.00                48.88             33.00         9 yrs, 2 mos
Scott C. Benger       12/11/98        90,000               25.00                48.88             33.00         9 yrs, 2 mos
John J. Dillon        12/11/98        60,000               25.00                48.88             33.00         9 yrs, 2 mos
Randal J. Sage        12/11/98        60,000               25.00                48.88             33.00         9 yrs, 2 mos


         Employment Contracts

         On June 27, 1994 the Company entered into an employment agreement with Mr. Corder, providing for a base salary, which salary is reviewed in October of each year. The term of the employment agreement extends until June 26, 2000 and is automatically extended for successive two-year periods thereafter. Mr.
Corder's current salary is $300,000. While he is employed by the Company pursuant to his employment agreement Mr. Corder is entitled to participate in the Company's Incentive Bonus Plan and Stock Option Plan and any and all other plans, to the extent he meets eligibility requirements, maintained by the Company for the benefit of the Company's executives or employees generally.

         Upon termination of Mr. Corder's employment without cause, Mr. Corder will continue to receive salary and benefits for 24 months, and receive a bonus during such period equal to the amount of bonuses received by him during the 24 months prior to termination. During such period any stock options held by Mr. Corder will continue to vest and he will have the right to exercise such options that are or become exercisable during such period. If Mr. Corder resigns his employment for "cause" (as defined in the employment agreement), he will continue to receive salary and benefits for 36 months. During such period any stock options held by Mr. Corder will continue to vest and he will have the right to exercise such options that are or become exercisable during such period. If Mr. Corder is terminated by the Company for "cause" (as defined in the employment agreement) he will not be entitled to receive any termination pay or benefits beyond the effective date of termination. If Mr. Corder terminates his employment without "cause" the Company may accept his resignation or require him to continue his employment at the same salary and benefits for a period not to exceed six months. In the event of termination upon a change of control (as defined in the employment agreement) the aggregate amount of severance paid under the employment agreement or otherwise (but exclusive of any amount payable under any incentive benefit plan upon a change of control) will not include any amount that the Company is prohibited from deducting under Section 2806 of the Internal Revenue Code or any successor provision. If Mr. Corder dies or becomes disabled (as defined in the employment agreement) his salary will continue to be paid to his designee for 12 months after his death or termination by reason of disability. The Company agreed to provide Mr. Corder with a $250,000 life insurance policy (plus $250,000 accidental death coverage) payable to his designated beneficiaries.

         Under the employment agreement Mr. Corder has agreed that during the term of the employment agreement he will not, directly or indirectly, engage in any activities in conflict with the best interests of the Company. He has further agreed not to be employed by or otherwise engage or be interested in any other business, whether or not in competition with the Company, except he is permitted to have an investment in certain non- competing businesses and to provide consulting services to non-competing businesses, if expressly approved by the Company. In addition, Mr. Corder has agreed that he will not at any time disclose any confidential information of the Company that he obtains as a result of his employment with the Company.

         The Company is in the process of negotiating a renewal of Mr.  Corder's
employment  agreement  and  employment   agreements  with  the  other  executive
officers.

         Report of the Compensation Committee

         The Compensation Committee follows established rationale and policies for compensating the Company's executive officers. The following Report of the Compensation Committee describes these policies and rationales with respect to the compensation paid to such executive officers for the fiscal year ended September 30, 1999.

         Policy. The Compensation Committee's fundamental policy is to provide a compensation program for executive officers that will (i) enable the Company to attract and retain the services of highly-qualified individuals and (ii) offer the Company's executive officers competitive compensation opportunities based upon overall Company performance and their individual contribution to the financial success of the Company. It is the Committee's objective to have a substantial portion of each officer's compensation contingent upon the Company's performance, as well as upon such officer's own level of performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary, which is designed to be competitive with salary levels of similar companies that compete with the Company for executive talent and reflects individual performance; (ii) annual variable performance awards payable in cash and tied to the Company's achievement of financial performance goals and the executive's contribution; and (iii) long-term stock option awards, which create common interests for the executive officers and the shareholders.

         Base Salary. Individual salaries are determined based on individual experience, performance and breadth of responsibility within the Company. The Compensation Committee reviews these factors for each executive officer each year. In addition, the Compensation Committee considers executive officers' salaries for relative competitiveness within the Company's industry.

         Bonuses. On September 26, 1991, the Compensation Committee adopted an Incentive Bonus Plan for its executive officers. The Incentive Bonus Plan is based on the year-to-year growth in net profit and on the return on equity. In fiscal 1999, two executive officers were paid bonuses in an aggregate of $100,000 under the plan.

         Stock Option Plans. The Company has the Analytical Surveys, Inc. 1993 Non-Qualified Stock Option Plan and the Analytical Surveys, Inc. 1997 Incentive Stock Option Plan, as amended and supplemented (the "Option Plans"). The Option Plans are long-term incentive plans for employees and are intended to align shareholder and employee interests by establishing a direct link between long-term rewards and the value of the Company's stock. The Compensation
Committee believes that long-term stock incentives for executive officers and employees are an important factor in retaining valued employees and in achieving growth in share value. The options utilize vesting periods that encourage employees to continue in the employ of the Company. Because the value of an option bears a direct relationship to the Company's stock price, the Compensation Committee believes that options motivate officers and employees to manage the Company in a manner that will benefit all shareholders.

         The size of stock option grants is determined by a number of factors, including comparable grants to executive officers and employees by other similar companies, as well as the relative position and responsibilities of executive officers and other employees with the Company, the individual performance of the executive officer or employee over the previous fiscal year and the anticipated contribution of the executive officer or employee to the attainment of the Company's long-term strategic performance goals. The exercise price per share of each stock option is equal to the closing market price of a share of the Company's common stock on the date such option is granted. The Committee views stock option grants as an important component of its long-term, performance-based compensation philosophy.

         CEO Compensation. The compensation of Sidney Corder, Chairman of the Board, President and Chief Executive Officer consists of base salary, typically an annual bonus and occasionally stock options. The Board of Directors periodically reviews Mr. Corder's base salary and bonus and revises his compensation based on the Board's overall evaluation of his performance toward the achievement of the Company's financial, strategic and other goals, with consideration given to chief executive officer compensation information at similar companies. The Compensation Committee believes that the Company's success is dependent in part upon the efforts of its Chief Executive Officer. In fiscal 1999, Mr. Corder earned a base salary of $300,000 as recommended by the Compensation Committee and approved by the Board of Directors. Application of the Incentive Bonus Plan was deferred. No stock options were granted to Mr. Corder in fiscal 1999.

         Deductibility of Executive Compensation. The Compensation Committee is responsible for addressing the issues raised by Internal Revenue Code Section 162(m) ("Section 162(m)"). This Section limits to $1 million the Company's deduction for compensation paid to certain executive officers of the Company which does not qualify as "performance-based." To qualify as performance based under Section 162(m), compensation payments must be made pursuant to a plan that is administered by a committee of outside directors and must be based on achieving objective performance goals. In addition, the material terms of the plan must be disclosed to and approved by shareholders, and the Compensation Committee must certify that the performance goals were achieved before payments can be awarded. The Company believes that all compensation paid to its executive officers listed in the Summary Compensation Table in fiscal 1998 is fully deductible and that compensation paid under the plans will continue to be deductible. The Committee's present intention is to comply with the requirements of Section 162(m) unless and until the Committee determines that compliance would not be in the best interest of the Company and its shareholders.

         Option Repricing. On December 11, 1998, upon the recommendation of the Compensation Committee, the Board met to consider repricing of options granted in fiscal 1998. The Board concluded that the price at which the options were originally priced was exceptionally high due to unusually high market conditions in February 1998, the time when the options were granted. The Board also concluded that the grant had largely lost the incentive the outstanding options were intended to create. The Board considered the market prices of the common stock for the year and determined to re-price those grants to $33. The new option price was approximately the average of ASI's stock price for the year and was above the market price ($25) at the date of re-pricing.

                                            By the Compensation Committee
                                                Richard P. MacLeod, Chair
                                                Willem H.J. Andersen
                                                Robert H. Keeley
                                                James T. Rothe

                                Performance Graph

         This graph shows a five-year comparison of the cumulative total returns for the Company's common stock, the index of the cumulative total return for the Nasdaq Stock Market (U.S.) ("Total U.S.") and the index of the Nasdaq Computer and Data Processing Services Stocks ("DP&S"). The graph assumes that $100 was invested on October 1, 1993, and that all dividends, if any, were reinvested.








                        [Performance graph appears here]










         The following  data points were used in  constructing  the  Performance
Graph:

                    1994    1995    1996     1997    1998    1999
                    ----    ----    ----     ----    ----    ----
The Company         100     207     455      947     962     652
Nasdaq DP&S         100     160     199      269     349     586
Nasdaq Total U.S.   100     138     164      225     229     372


                  Voting Securities and Principal Shareholders

         The following table sets forth as of December 31, 1999, certain information with respect to the ownership of the common stock of the Company by
(i) each person (or group of affiliated persons) known by the Company to be the beneficial owner of more than 5% of the Company's outstanding common stock (based on filings with the Securities and Exchange Commission), (ii) each director of the Company, (iii) each of the Company's named executive officers and (iv) all executive officers and directors of the Company as a group. Except as otherwise noted in the table, each person or group identified possesses sole voting and investment power with respect to such shares, subject to community property laws, where applicable, and the address of such shareholder is c/o Analytical Surveys, Inc., 941 North Meridian Street, Indianapolis, Indiana 46204.

Name of Beneficial Owner                          Shares          Percent
------------------------                          ------          -------
                                               Beneficially       of Class
                                               ------------       --------
                                                   Owned
                                                   -----
Sol C. Miller                                   848,750(1)         12.2%
John A. Thorpe                                  383,489(2)          5.5%
Sidney V. Corder                                218,400(3)          3.0%
Willem H. J. Andersen                            41,550(4)            *
Robert H. Keeley                                 29,250(5)            *
Richard P. MacLeod                               67,352(6)            *
James T. Rothe                                   52,654(7)            *
Scott C. Benger                                 145,450(8)          2.0%
John J. Dillon                                   50,437(9)            *
Timothy A. Gregory                               12,500(10)           *
David O. Hicks                                   12,900(11)           *
Randal J. Sage                                  111,982(12)         1.6%

All directors and executive officers as a     1,975,714 (13)       25.6%
group (13 persons)

-----------
*       Less than 1%

(1) Includes 6,750 shares of common stock underlying options that are exercisable within 60 days of December 31, 1999. Includes 37,000 shares held by the SCM Family Limited Partnership of which Mr. Miller and his wife are the sole general partners.

(2) Includes 43,125 shares of common stock underlying options that are exercisable within 60 days of December 31, 1999. Includes 122,249 shares of common stock held by the Thorpe Family Limited Partnership of which Mr. Thorpe and his wife are the sole general partners and 52,000 shares of common stock held by a charitable remainder trust of which Mr. Thorpe is a trustee.

(3) Includes 210,000 shares of common stock underlying options that are exercisable within 60 days of December 31, 1999.

(4) Includes 38,250 shares of common stock underlying options that are exercisable within 60 days of December 31, 1999.

(5) Includes 24,750 shares of common stock underlying options that are exercisable within 60 days of December 31, 1999 and 4,500 shares held by Mr. Keeley's wife.

                                       12

(6) Includes 61,500 shares of common stock underlying options which are exercisable within 60 days of December 31, 1999.

(7) Includes 50,404 shares of common stock underlying options which are exercisable within 60 days of December 31, 1999.

(8) Includes 142,750 shares of common stock underlying options which are exercisable within 60 days of December 31, 1999.

(9) Includes 50,437 shares of common stock underlying options which are exercisable within 60 days of December 31, 1999.

(10) Includes 12,500 shares of common stock underlying options which are exercisable within 60 days of December 31, 1999.

(11) Includes 12,500 shares of common stock underlying options which are exercisable within 60 days of December 31, 1999.

(12) Includes 111,982 shares of common stock underlying options which are exercisable within 60 days of December 31, 1999.

(13) Includes 764,948 shares of common stock underlying options which are exercisable within 60 days of December 31, 1999.

                Ratification of Selection of Independent Auditors
                             (Item 2 on Proxy Card)

      Pursuant to the Bylaws of the Company, shareholders will be asked to ratify the selection of KPMG LLP as independent auditors of the Company for the year ending September 30, 2000. KPMG LLP has no relationship with the Company except in its capacity as the Company's auditors.

      A representative of KPMG LLP is expected to be present at the Annual Meeting and will be available to respond to appropriate inquiries.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP.

        Compliance with Section 16(a) of the 1934 Securities Exchange Act

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and any persons who own more than 10 percent of the Company's common stock, to file with the Securities and Exchange Commission ("SEC") reports of ownership and changes of ownership of the Company's common stock.

      To the Company's  knowledge,  based solely on review of the copies of such
reports   furnished  to  the  Company   during  fiscal  1999,  all  such  filing
requirements were met.

                              Shareholder Proposals

      ASI's 2001 Annual Meeting is expected to be held in February 2001. Any shareholder who intends to submit a proposal for inclusion in the Company's proxy materials for the 2001 Annual Meeting of Shareholders must submit a proposal by September 16, 2000. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the SEC.

      Shareholders who intend to present a proposal to be considered at the 2000 Annual Meeting of Shareholders without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company not later than November 30, 2000.

      All notices should be sent to the Secretary at the address on the cover of this Proxy Statement.

                                  Annual Report

      THE ANNUAL REPORT FOR ANALYTICAL SURVEYS, INC., FOR THE YEAR ENDED SEPTEMBER 30, 1999, IS MAILED WITH THIS PROXY STATEMENT. COPIES OF THE ANNUAL REPORT AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO MAY BE OBTAINED BY REQUEST FROM VINCENT J. OTTO, SECRETARY, 941 NORTH MERIDIAN STREET, INDIANAPOLIS, INDIANA 46204.

                                  Other Matters

      Management is not aware of any matters to come before the meeting which will require the vote of shareholders other than those matters indicated in the Notice of Shareholder Meeting and this Proxy Statement. However, if any other matter calling for shareholder action should properly come before the meeting or any adjournments thereof, those persons named as proxies in the enclosed Proxy Form will vote thereon according to their best judgment.



                                        By Order of the Board of Directors


January 14, 2000                        /s/ Vincent J. Otto
                                        --------------------------
                                        Vincent J. Otto
                                        Secretary/Treasurer

                                  FORM OF PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Analytical Surveys, Inc.
941 North Meridian Street
Indianapolis, Indiana  46204

     The undersigned appoints Sidney V. Corder and Vincent J. Otto and each of them, with full power of substitution, the proxies of the undersigned to vote all shares of common stock of Analytical Surveys, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at Antlers Adam's Mark Hotel, 4 South Cascade Avenue, Colorado Springs, Colorado, on February 16, 2000, at 3:30 p.m.


Annual Meeting February 16, 2000

1    ELECTION OF DIRECTORS

     |_| FOR all nominees listed below            |_|WITHHOLD AUTHORITY to vote
     (except as marked to the contrary below)     for all nominees listed below


        Willem H.J. Andersen       Sidney V. Corder    Robert H. Keeley

        Richard P. MacLeod         Sol C. Miller       James T. Rothe

INSTRUCTION:   To withhold authority for any individual  nominee,  strike a line through or otherwise strike the nominee's name in the list above.

                                                 Please continue on reverse side

2

     PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2000:

     |_| FOR                   |_| AGAINST               |_| ABSTAIN

3 IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.


                                             Dated  ______________________, 2000

                                             Signed ___________________________

                                             Signed ___________________________

NOTE: Signature should agree with name on Stock Certificate as printed thereon. Executors, administrators, trustees and other fiduciaries should so indicate when signing.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.